UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2018

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-03480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On August 16, 2018, the Board of Directors of the Company (the "Board") appointed David M. Sparby to the Board, effective August 16, 2018, to serve until the 2019 Annual Meeting of Stockholders.  The Board has determined that Mr. Sparby will serve on the Audit Committee. As compensation for his service on the Board and Board committees, Mr. Sparby will receive the Company’s standard compensation for non–employee directors. The Board considered the independence of Mr. Sparby under the applicable standards and determined that Mr. Sparby is an independent director.  In connection with his appointment, the Company will enter into an indemnification agreement with Mr. Sparby, which will provide, among other things, that the Company will indemnify Mr. Sparby to the fullest extent permitted by applicable Delaware law and in excess of that expressly permitted by statute, but not to the extent prohibited by law. The terms of the indemnification agreement are described in the Company's Current Report on Form 8-K, dated August 12, 2010, which was filed with the Securities and Exchange Commission on August 17, 2010 (File No. 1-3480), which description is incorporated herein by reference. The press release announcing this election is filed as Exhibit 99 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.
	99	Press Release issued August 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2018

MDU Resources Group, Inc.

By:	/s/ Daniel S. Kuntz

Daniel S. Kuntz
Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press Release issued August 16, 2018

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